Exhibit 32

CERTIFICATIONS OF CEO AND CFO PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT

CERTIFICATIONS PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

In connection with the Annual Report of Cornerstone Bancshares, Inc., a Tennessee corporation (the “Company”), on Form 10-KSB for the fiscal year ended December 31, 2005, as filed with the Securities and Exchange Commission (the “Report”), each of Gregory B. Jones, Chairman and Chief Executive Officer of the Company, and Nathaniel F. Hughes, President and Treasurer of the Company, do hereby certify, pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that to his knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Gregory B. Jones
Gregory B. Jones
Chairman and Chief Executive Officer

/s/ Nathaniel F. Hughes
Nathaniel F. Hughes
President and Treasurer

[A signed original of this written statement required by Section 906 has been provided to Cornerstone Bancshares, Inc. and will be retained by Cornerstone Bancshares, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.]